TITAN ENERGY WORLDWIDE

A Smart Grid Solution to Energy Management and Demand Response







Forward Looking Statements

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.







An ailing electrical grid combined with the inability to build new power plants or transmission lines is directly related to $150 billion in U.S. losses each year from grid failures and power outages. (U.S. Dept of Energy (DOE), "A Smart Grid Primer" 2009)

Demand Response, according to federal electricity regulators, is the most efficient and cost effective way to deal with peak demand, the times when energy usage is highest. (Federal Electricity Regulatory Commission (FERC), "Staff Report on Demand Response and Smart Metering," 2011)

We believe that **Titan Energy** is one of the few companies with the expertise and technology capabilities needed to address this problem on a national scale.









“The low asset utilization of standby and emergency applications represents 170 GW of untapped capacity suggesting they could potentially serve larger loads, certainly at peak. This 170 GW of (Back Up Generation Systems) BUGS capacity represents about 22 percent of the peak and 36 percent of the average load in 2009 and could be available to address the peak demand. This could be a significant benefit to consumers and utilities.“

US Dept of Energy, National Energy Technology Laboratory,
“Backup Generators (BUGS): The Next Smart Grid Peak Resource” April 2010





TITAN ENERGY WORLDWIDE

The Titan Opportunity

- We believe that Titan Energy Worldwide is one of the few companies that can bring the benefits of onsite power generation to demand response and energy efficiency programs.
- The result is a superior and more effective solution to many of the challenges facing our nation's electrical utility system.
- Our full entry into the demand response industry will allow us to increase our sales of equipment as well as generate higher margin service revenues.
- Our ability to offer turn-key demand response programs where Titan owns and operates the power generation equipment at the customer site, creates an opportunity to capture higher margin revenues as well as establishing long-term, recurring revenue contracts with major companies.


GENERAC









Keys to Our Success

- We have identified the resource that has the most potential to solve our demand response challenges: onsite power generation. There is an estimated 170GW of onsite power that could be used to help alleviate problems on our electrical utility grids. (Source: US Dept of Energy, "BUGS: The Next Smart Grid Resource," 2010)
- We have developed what we believe is the finest program in the U.S. to service and manage these powerful generator systems.
- We have done what we feel no one else has done: developed a true Smart Grid solution that now allows onsite power generation systems to be managed remotely and controlled automatically.
- As a major participant in this $10 billion energy management market, we believe we have the opportunity to capture significant market share and grow profitably by doing what we do best and have done for many years.





Company Highlights

- Rapidly growing business (30%+ per year) in onsite power generation equipment and service.
- 30% of revenues from recurring service contracts.
- Continued strong growth in 2011
- Demand Response programs offer opportunity to nearly double projected company revenues while greatly increasing EBITDA.
- Additional market opportunities in remote monitoring and control system sales and managed services.
- We expect to continue to significantly improve our margins and contract length for recurring revenues as we implement our tech offerings.

2012
2011
2010

SALES	GROSS MARGINS	CONTRACT TERM
Demand Response	60% to 75%	Up to 10 years
Service	50% to 60%	1 to 5 years
Equipment	17% to 22%	None



Titan's National Footprint

- As one of the only companies with a national network of sales and service operations, we believe that we are better able to manage the needs of our national customers.
- Currently, we provide onsite onsite power generation service nationwide for companies such as Target, Northern Tool, Lifetime Fitness and others.



Midwest Region
Northeast Region
Southeast Region
Texas Region
AK
HI
WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
ME
NH
MA
RI
CT
NJ
DE
MD
DC







We have turned onsite power generator into what we believe is an intelligent and powerful resource that can support the integrity and operability of our nation's electrical grid.

At the same time, we believe that Titan's program promises to be one of the most economically feasible programs in demand response.



Peak Shaving Generators Running
1400
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Kw
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0
Electricity Savings
Utility Power Supply
6:00 a.m.
7:00 a.m.
9:00 a.m.
11:00 a.m.
1:00 p.m.
3:00 p.m.
5:00 p.m.

Peak Shaving: Distributed Generation Provides More Effficient Power

Peak Demand

- Our national energy problem is with "peak demand," the energy that must be produced and delivered at the times of highest usage.
- Peak demand will grow from 700GW in 2010 to 1000GW in 2030. (FERC, 2011)
- The cost of peak demand energy can be 10x to 20x that of base demand, a cost passed on to consumers.
- While peak demand only occurs a few times per year, it accounts for 80% of utility spending on new production facilities.
- Failure to respond to peak demand can lead to grid failures – which cost the U.S. economy $150 billion a year. (U.S. DOE, 2009)
- We believe that Demand Response is our most effective approach to peak demand.


Peak Demand
Intermediate Demand
Base Demand
Daily Energy Demand
Time of Day





Titan's Demand Response Programs

Titan has a variety of programs that utilize onsite power generation in all energy markets across the United States. Unlike other demand response or energy management companies, Titan combines energy efficiency with asset management to create a truly successful demand response program.

- **Sell Program** – we engineer, sell and install an onsite power generator at a customer's facility. We help enroll that generator in a utility sponsored demand response program, then we manage that generator and coordinate its use in the demand response program.
- **Own Operate Program** – in some cases, a customer may decide to pay Titan to install and manage a power generation system that we own and operate. The utility savings are passed on to Titan which we use to finance the equipment and manage the service.
- **Managed Service Program –** a customer may already have a generator on site which can be enrolled in a utility sponsored demand response program. We provide the monitoring and control technology and manage the entire process for that customer.



Through Demand Response programs, Titan is able to sell its equipment at higher margins as we offer the value add of remote monitoring and control technologies.

We are also able to receive higher service fees at longer contractual terms since we manage the complex demand response programs for our customers.

The Own/Operate demand response program offers even higher margins and longer contract terms (up to 10 years).


Grid Stress
Notification
Actions
Turn on emergency generator
All notifications, actions and monitoring is managed by Titan Energy
Grid Relief
Client reduces burden on electric grid
Event called
Event over



Titan: A Smart Grid Company

Unique among companies in our industry, Titan's technological solutions offer true Smart Grid enhancements to our national electrical energy infrastructure – connecting onsite, distributed power generation assets to the grid through an intelligent and dynamic communications platform.

Our system includes remote monitoring and control capabilities, ability to aggregate and dynamically assign functions, reporting, validation – all accessible wirelessly with utility grade reliability.



Distributed Energy Devices
Automatic Transfer Switch
Cellular
Energy Operations Center
Service Infrastructure
Service Centers
Titan Service and Account Management Users
Minneapolis
Central Service Dispatch & Inventory Center
Titan Field Personnel
Titan Management Portal
Customer Initiated Trouble Tickets
Customer Web-Portal
Houston
24x7 NOC





Titan's Competitive Advantages

Load curtailment programs often reduce load by turning down lights or adjusting the thermostat to reduce electrical consumption at a facility. Titan's program involves switching 100% of the customer's operations over to onsite power generation. This offers several advantages:

- **Economies of Scale** – compared to other demand response programs, the use of onsite power generation offers greater resource potential. For example, to provide the same level of demand reduction, a load curtailment provider would need up to 20 facilities for every one of Titan's.
- **Improved Technological Solutions –** for the first time, a true Smart Grid solution to monitoring and controlling these powerful generation systems has been developed. The result is improved performance and fewer failures. We will be one of the only companies to offer these technological controls as well as manage the services for customers and utilities.
- **Customer Satisfaction –** load curtailment programs often involve reducing energy usage at a facility which can mean lower lighting, higher temperatures or shifts in production schedules. These inconveniences can lead customers to leave these programs over time. Titan's program does not alter the customer's environment, maintaining all levels of operation during utility events.
- **Greater Customer Participation –** Titan's demand response programs often offer much higher rate reductions than load curtailment programs, sometimes as much as 10x the savings. Customers are less likely to change to programs that offer smaller benefits.
- **Customer Retention –** since Titan is managing and maintaining a vital piece of the customer's emergency power and controlling it through proprietary technology, the Customer is much less likely to switch to another provider who lacks these capabilities.







The Market

- Currently, demand response (DR) programs address approximately 7% to 8% of the nation's peak demand load. FERC has requested that utility providers increase demand response resources to cover 25% of peak demand, an increase of 400%. (FERC, Staff Report on Demand Response and Smart Metering, 2010)
- We estimate that this increase creates an overall market for DR that is greater than $10 billion. More than 90% of utilities have some form of DR program and more than half of these depend on onsite power for their primary DR capabilities.
- We have identified more than 100 DR programs offered by utilities and other providers throughout the United States. Many of these providers have DR programs with favorable rate structures in Titan's service areas
- We estimate that there are tens of thousands of current and new potential customers.


MT
ND
SD
MN
WI
MI
NY
PA
ID
WY
NE
IA
IL
IN
OH
NV
UT
CO
KS
MO
KY
WV
VA
CA
AZ
NM
OK
AR
TN
NC
SC
MS
AL
GA
LA
TX
FL
State-Based Programs
Legend
These states have public purpose and/or utility energy efficiency programs as well as demand response/load management programs.
These states have demand response/load management programs.
These states have public purpose and/or utility energy efficiency programs.
These states have distributed energy resource options available.
These states have gas energy efficiency programs.
These states have no energy management programs.

Source: U.S. Dept of Energy, Oct 2009







Key Management

Jeffrey Flannery, CEO and Chairman of the Board

- CEO from 2005 to 2007, resumed the position in July 2009. Served as Founder and CEO of Enhanced Information Systems, Inc., an online home health care provider for the pharmacy industry; VP of Development for IUSA, an information technology company; and VP of Corporate Communications for Center For Special Immunology

Thomas Black, Chief Operations Officer

- Served as a director and officer of Company since 2006. Over 25 years of experience in co-generation, standby and continuous power systems, and switching systems. Served as a director of Titan Energy Systems (now a subsidiary of Titan Energy Worldwide) since its inception in 2003 and as COO since April 2005; VP of Sales for DTE Energy Technologies from 2001 to 2003.; CEO of Alliance Energy Systems, Inc. (acquired by DTE Technologies) from 1997 to 2001; District Manager for ASCO Power Technologies (EMERSON) from 1989 to 1997.

James Fahrner, Chief Financial Officer

- Seasoned financial executive with 35 years of experience in accounting, audit internal control, cash flow management, purchase accounting, budgeting and forecasting. Held positions of CFO, Treasurer, Controller, Financial Reporting Manager and Audit Manager for Tier One automotive and other high technology manufacturers.





Key Management

George Wren, Chief Technology Officer

- Experience includes: project management and installation of 4MW peaking and back-up generators for General Motors in the U.S. and Brazil; managing Schlumberger Industries' precision line of metering and instrumentation products, founding and managing a manufacturer's representative firm in the southeast U.S. specializing in SCADA systems, metering products and communications networks for electric utility clients; and profit and loss responsibility for Metricom's UtiliNet private network product line for distributed control systems in the water, gas and electric utility industries.

Clifford Macaylo, President of Northeast Operations

- Over 25 years of experience in energy conservation, power systems, controls, manufacturing and general management. Served as Founder and Principal of CMAC Partners, LLC, an energy company focused on CHP / DG development . Other positions include VP Fischbach & Moore from 1999 to 2001, (Electrical Contractor 300 Million Annual Revenue); Marketing Manager Global Sales for Eaton from 1998 to 1999, (Electrical); General Manager and Director of Asia Pacific 1996 to 1998, (Country Entry Strategy & Acquisitions); Sales Manager - Distribution and Control Business Unit, Westinghouse, from 1990 to 1994.

Tom Vagts, Vice President of Business Development

- A licensed engineer and business manager whose professional experience spans over 15 years. Experience includes serving as Sales Manager for Cummins Power Generation in Fridley, MN; and District Dales Manager for DTE Energy. Managed the demand response sales program for Energy Alternatives in Farmington, MN; Energy Engineer for A & C Enercom.